EXHIBIT 10.1
          Consulting Agreement with Michael Della Donna



                       CONSULTING AGREEMENT

     Agreement made this 12th day of February, 2002, by and between DataLogic International, Inc., (OTCBB: DLGI hereinafter referred to as "Corporation"), and Michael Della Donna, (hereinafter referred to as "Consultant"):

     In consideration of the mutual promises contained in this Agreement, the contracting parties agree as follows:

                            Recitals:

     The Corporation desires to engage the services of the Consultant to perform for the Corporation consulting services regarding the Corporation's recent reverse merger into a public shell, negotiations and consulting services for the continued growth of Corporation in the public markets, as well as, consult Corporation for further potential alliances and/or mergers with additional information technology companies as further outlined in Paragraph 2. The Consultant desires to consult with the Board of Directors, the Officers of the Corporation, and certain administrative staff members of the Corporation, and to undertake for the Corporation consultation as to the Corporation's future growth and development.

                            AGREEMENT
                               Term

     1. The respective duties and obligations of the contracting parties shall be for a period of one hundred eighty (180) days commencing on the date of February 21, 2002. This Agreement may be terminated by either party only in accordance with the terms and conditions set forth in Paragraph 7, below.

                 Services Provided by Consultant

     2. Provide management, consulting, and advisory services to Corporation in regards to the Corporation's recent reverse merger into a public shell, negotiations and consulting services for the continued growth of Corporation in the public markets, as well as, consult Corporation for further potential alliances and/or mergers with additional information technology companies.
For the initial 30 day period, Consultant agrees to consult with Corporation's officers and directors in reference to 1) press releases and timely delivery of news; 2) coordinate and formulate a corporate growth strategy for the period beyond this Agreement; 3) over see and review previous agreements with other consultants at the Corporation's request; and 4) impart general knowledge and expertise in the public relations and investor relations fields to the Corporation.

                           Compensation

     3. In consideration for the services provided by Consultant to Corporation, the Corporation shall pay or cause to be delivered to the Consultant, on the execution of this Agreement, 1,000,000 shares of DLGI stock to be issued and registered pursuant to an S-8 Registration Statement to be filed immediately. This amount can be increased or decreased with written consent of both parties.

                  Representations of Corporation

     4.  Representations of Corporation

         (a) The Corporation, upon entering this Agreement, hereby warrants and guarantees to the Consultant that all statements, either written or oral, made by the Corporation to the Consultant are true and accurate, and contain no misstatements of a material fact. The corporation acknowledges that the information it delivers to the Consultant will be used by the Consultant in preparing materials regarding the Corporation's business, including but not necessarily limited to, its financial condition, for dissemination to the public. Therefore, in accordance with Paragraph 5, below, the Corporation shall hold harmless the Consultant from any and all errors, omissions, misstatements, negligent or intentional misrepresentations, contained in any information furnished by Corporation to Consultant, in accordance with and pursuant to the terms and conditions of this Agreement for whatever purpose or purposes the Consultant sees fit to use said information. The Corporation further represents and warrants that as to all matters set forth within this Agreement, the Corporation has had independent legal counsel and will continue to maintain independent legal counsel to advise the Corporation of all matters concerning, but not necessarily limited to, corporate law, corporate relations, investor relations, all manners concerning and in connection with the Corporation's activities regarding the Securities Act of 1933 and 1934, and state Blue Sky or Securities laws. Consultant has no responsibility to obtain or render legal advice in connection with the Corporation's sale of securities. All legal, regulatory or licensing matters as relates to the corporate sale of securities are the responsibility of the Corporation and its counsel.

         (b) Corporation shall promptly pay for all reasonable expenses attendant to Consultant's services to be performed hereunder. All expenses exceeding $1,000 must be approved in advance by the Corporation.

         (c) Corporation shall provide, at its' expense, suitable "Due Diligence" packages to Consultant as needed.

                        Limited Liability

     5. With regard to the services to be performed by the Consultant pursuant to the terms of this Agreement, the Consultant shall not be liable to the Corporation, or to anyone who may claim any right due to any relationship with the Corporation, or any acts or omissions in the performance of services on the part of the Consultant, or on the part of the agents or employees of the Consultant, except when said acts or omissions of the Consultant are due to its willful misconduct or culpable negligence.

                           Termination

     6. This Agreement may be terminated by either party upon the giving of not less than thirty (30) days written notice, delivered to the parties at such address or addresses as set forth in Paragraph 8, below. In the event this Agreement is terminated by the Corporation, all compensation paid by Corporation to the Consultant shall be deemed earned, and no part of the compensation will be refunded or prorated.

                             Notices

     7. Notices to be sent pursuant to the terms and conditions of this Agreement, shall be sent as follows:

         As to Consultant:  Michael Della Donna
                            444 Brickell Avenue, Suite 300
                            Miami, Florida 33131
                            (305) 358-5800 office
                            (305) 358-2490 fax

         As to Corporation: DataLogic International, Inc.
                            12966 Euclid Street, Suite 450
                            Garden Grove, California 92840
                            (714) 530-6005 office

                 Trade Secrets - Confidentiality

     8. Corporation and Consultant mutually acknowledge and agree that any confidential information is proprietary to and a valuable trade secret of Consultant or Corporation as applicable and that any disclosure or unauthorized use thereof will cause irreparable harm and loss to consultant. The parties hereto agree that all such information conveyed to Corporation regarding the operations and services of Consultant or to Consultant regarding the operations, services and products of the Corporation constitutes a trade secret and shall be afforded the protections provided the Uniform Trade Secrets Act or any other applicable laws. The Corporation and the consultant agree at all times during the term this Agreement and after the termination of this Agreement to hold in strictest confidence, and not to use, except for the benefit of the other party, or to disclose, transfer or reveal, directly or indirectly to any person or entity any Confidential information without the prior written authorization of the other party for a period of two (2) years. For purposes of this Agreement, Confidential Information shall mean any and all information that is not generally known and that is proprietary to both parties or any of their clients, consultants or licensors. Confidential Information includes, without limitation, names of investors, buyers, sellers, borrowers, lenders introduced by the Consultant of its associates' business plans, client lists consultants, financial information, and trade secrets about the Consultant and its products and information or other proprietary information relating to designs, formulas, developmental or experimental work, know how, products processes, computer programs, source codes, databases, designs, schematics, or other original works of authorship.

                  Attorneys' Fees - Arbitration

     9. In the event any litigation or controversy, including arbitration, arises out of or in connection with this Agreement between the parties hereto, the prevailing party in such litigation, arbitration or controversy, shall be entitled to recover from the other party or parties, all reasonable attorneys' fees, expenses and suit costs, including those associated within the appellate or post judgment collection proceedings. Any dispute or disagreement arising out of this Agreement shall be fully and finally resolved through binding arbitration, before a single arbitrator in Dallas, Texas in accordance with the rules of the American Arbitration Association governing commercial disputes. In the event that the parties cannot agree upon a single arbitrator, the arbitrator shall be a retired judge of the Dallas District Court upon ex parte application by any party on 72 hours notice to the other party(ies). The costs of the Arbitration including without limitation, the fees of the arbitrator (but excluding each party's attorney's fees) shall be initially shared equally by the parties but may be awarded by the arbitrator as additional damages in favor of the prevailing party. The Arbitrator shall apply Texas law in reaching his decision. The decision of the arbitrator shall be binding and nonappealable.

                          Governing Law

     10. This Agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created under it are performed in Dallas County, Texas. In any controversy arising out of this Agreement, venue for said proceeding shall be in Dallas County, Texas.

                          Parties Bound

     11. This Agreement shall be binding on and inure to the benefit of the contracting parties and their respective heirs, executors, administrations, legal representatives, successors, and assigns when permitted by this Agreement.

                        Legal Construction

     12. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

                   Prior Agreements Superseded

     13. This Agreement constitutes the sole and only Agreement of the contracting parties and supersedes any prior understandings or written or oral agreements between the respective parties. Further, this Agreement may only be modified or changed by written agreement signed by all parties hereto.

           Multiple Copies or Counterparts of Agreement

     14. The original and one or more copies of this Agreement may be executed by one or more of the parties hereto. In such event, all of such executed copies shall have the same force and effect as the executed original, and all of such counterparts taken together shall have the effect of a fully executed original. Further, this Agreement may be signed by the parties and copies hereof delivered to each party by way of facsimile transmission, and such facsimile copies shall be deemed original copies for all purposes if original copies of the parties' signatures are not delivered.

                             Headings

     15. Headings used throughout this Agreement are for reference and convenience, and in no way define, limit or describe the scope or intent of this Agreement or effect its provisions.

                          Miscellaneous

     16.  Other miscellaneous provisions:

         (a) Subsequent Events. Consultant and the Corporation each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

         (b) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

         (c) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         (d) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

         (e) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

         (f) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

         (g) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

         (h) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         (i) Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         (j) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     IN WITNESS WHEREOF, to the terms and conditions described herein, the parties have set their hands and seal as of the date written above.

The Corporation:                         The Consultant:

DataLogic International, Inc.            Michael Della Donna


by: /s/ Derek  Nguyen                    by: /s/ Michael Della Donna

Date: _________________                  Date: ___________________